EXHIBIT 21.1

SUBSIDIARIES OF ROBERT HALF INTERNATIONAL INC.

Name of Subsidiary	Jurisdiction of Incorporation

RH Holding Company, Inc.	California

BMK Services, Inc.	California

BMK Resources, Inc.	California

Robert Half of California, Inc.	California

Cooperative Resources, Inc.	California

Golden State Temporaries, Inc.	California

RHI Staffing, Inc.	California

Jersey Temporaries, Inc.	Delaware

Protiviti Inc.	Delaware

Protiviti Holdings Inc.	Delaware

Protiviti SC Inc.	Delaware

RH-TM Resources, Inc.	Delaware

Protiviti Government Services, Inc.	Maryland

Penta Advisory Services, LLC	Maryland

Robert Half Corporation	Nevada

Robert Half Nevada Staff, Inc.	Nevada

Robert Half of Pennsylvania, Inc.	Pennsylvania

Protiviti Pty Limited	Australia

Robert Half Australia Pty. Ltd.	Australia

Robert Half Austria GmbH	Austria

Protiviti BVBA	Belgium

Robert Half BVBA	Belgium

Robert Half Consulting Services BVBA	Belgium

Robert Half Assessoria Em Recursos Humanos Ltda.	Brazil

Robert Half Trabalho Temporário Ltda.	Brazil

Protiviti EOOD	Bulgaria

Robert Half Canada Inc.	Canada

Robert Half Internacional Empresa De Servicios Transitorios Limitada	Chile

Protiviti Hong Kong Co. Ltd.	China

Protiviti Shanghai Co., Ltd.	China

Robert Half Hong Kong Limited	China

Robert Half Human Resources Shanghai Company Limited	China

Robert Half Czech Republic, s.r.o.	Czech Republic

Protiviti SAS	France

Robert Half International France SAS	France

Robert Half SAS	France

Name of Subsidiary	Jurisdiction of Incorporation

Protiviti GmbH	Germany

Robert Half Deutschland Beteiligungsgesellschaft GmbH	Germany

Robert Half Deutschland GmbH & Co. KG	Germany

Protiviti Consulting Private Limited	India

C.S.Advisory India Private Limited	India

Robert Half Ireland Limited	Ireland

Protiviti S.r.l.	Italy

Robert Half S.r.l.	Italy

Protiviti Japan Co., Ltd.	Japan

Robert Half Japan Ltd.	Japan

Protiviti Yuhan Hoesa	Korea

Robert Half Sarl	Luxembourg

Robert Half Holding Sarl	Luxembourg

Protiviti Services S.R.L. de C.V.	Mexico

Protiviti S.R.L. de C.V.	Mexico

Protiviti B.V.	Netherlands

Robert Half International B.V.	Netherlands

Robert Half Nederland B.V.	Netherlands

Robert Half New Zealand Limited	New Zealand

Protiviti Pte. Ltd.	Singapore

Robert Half International Pte. Ltd.	Singapore

Robert Half International Spain, Empresa de Trabajo Temporal, S.L.	Spain

Protiviti Spain S.L.	Spain

Robert Half S.L.	Spain

Robert Half GmbH	Switzerland

Robert Half International (Dubai) Ltd.	United Arab Emirates

Protiviti Limited	United Kingdom

Robert Half Holdings Limited	United Kingdom

Robert Half Limited	United Kingdom